QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 6, 2015

File No. 001-36875

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 5
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g)
of the Securities Exchange Act of 1934

Exterran Corporation*
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	47-3282259 (I.R.S. Employer Identification No.)
4444 Brittmoore Road Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant's telephone number, including area code: (281) 854-3000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Register
Common Stock, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:
 None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

*  The registrant was formerly named Exterran SpinCo, Inc. Effective as of May 18, 2015, the registrant changed its name to Exterran Corporation.

Cross-Reference Sheet Between the Information Statement and Items of Form 10
Information Included in the Information Statement and Incorporated by Reference into the Registration Statement on Form 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Questions and Answers About the Spin-Off," "Summary," "Risk Factors," "Cautionary Statement Concerning Forward-Looking Statements," "The Spin-Off," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Relationship with Archrock After the Spin-Off" and "Where You Can Find More Information" and is incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the sections of the information statement entitled "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements" and is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "Capitalization," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Condensed Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and is incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the sections of the information statement entitled "Business—Properties" and is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management" and is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management" and is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the section of the information statement entitled "Executive Compensation" and is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Certain Relationships and Related Transactions" and "Relationship with Archrock After the Spin-Off" and is incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings" and is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Summary," "The Spin-Off," "Dividend Policy" and "Description of Capital Stock" and is incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the section of the information statement entitled "Description of Material Indebtedness" and is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "The Spin-Off," "Dividend Policy" and "Description of Capital Stock" and is incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the sections of the information statement entitled "Description of Capital Stock—Limitation on Liability of Directors, Indemnification of Directors and Officers and Insurance" and is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein and is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)   Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein and is incorporated herein by reference.

(b)   Exhibits

        The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1††	Form of Separation and Distribution Agreement.
3.1*	Form of Amended and Restated Certificate of Incorporation of Exterran Corporation.
3.2*	Form of Amended and Restated Bylaws of Exterran Corporation.
4.1*	Form of Common Stock Certificate.
4.2††
Amended and Restated Credit Agreement, dated as of October 5, 2015, by and among Exterran Corporation, Exterran Energy Solutions, L.P., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.
10.1*††	Form of Transition Services Agreement.
10.2*††	Form of Employee Matters Agreement.
10.3*††	Form of Tax Matters Agreement.
10.4*††	Form of Supply Agreement.
10.5*††	Form of Services Agreement (with respect to services provided by a subsidiary of Exterran Corporation).
10.6*††	Form of Services Agreement (with respect to services provided by a subsidiary of Archrock, Inc.).
10.7*	Form of Storage Agreement (with respect to storage provided by a subsidiary of Exterran Corporation).
10.8*	Form of Storage Agreement (with respect to storage provided by subsidiaries of Archrock, Inc. and Archrock Partners, L.P.).
10.9*†	Form of Exterran Corporation Stock Incentive Plan.
10.10*†	Form of Change of Control Agreement.
10.11*†	Form of Severance Benefit Agreement.
10.12*†	Form of Indemnification Agreement.
10.13*†	Employment Letter by and between Exterran Holdings, Inc. and Andrew J. Way, dated as of June 3, 2015.
21.1	List of Subsidiaries.
99.1	Information Statement of Exterran Corporation, preliminary and subject to completion, dated as of October 6, 2015.

*
Previously filed.

†
Management contract or compensatory plan or arrangement.

††
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 6, 2015	Exterran Corporation
	By:	/s/ JON C. BIRO
		Name:	Jon C. Biro
		Title:	Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1††	Form of Separation and Distribution Agreement.
3.1*	Form of Amended and Restated Certificate of Incorporation of Exterran Corporation.
3.2*	Form of Amended and Restated Bylaws of Exterran Corporation.
4.1*	Form of Common Stock Certificate.
4.2††
Amended and Restated Credit Agreement, dated as of October 5, 2015, by and among Exterran Corporation, Exterran Energy Solutions, L.P., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.
10.1*††	Form of Transition Services Agreement.
10.2*††	Form of Employee Matters Agreement.
10.3*††	Form of Tax Matters Agreement.
10.4*††	Form of Supply Agreement.
10.5*††	Form of Services Agreement (with respect to services provided by a subsidiary of Exterran Corporation).
10.6*††	Form of Services Agreement (with respect to services provided by a subsidiary of Archrock, Inc.).
10.7*	Form of Storage Agreement (with respect to storage provided by a subsidiary of Exterran Corporation).
10.8*	Form of Storage Agreement (with respect to storage provided by subsidiaries of Archrock, Inc. and Archrock Partners, L.P.).
10.9*†	Form of Exterran Corporation Stock Incentive Plan.
10.10*†	Form of Change of Control Agreement.
10.11*†	Form of Severance Benefit Agreement.
10.12*†	Form of Indemnification Agreement.
10.13*†	Employment Letter by and between Exterran Holdings, Inc. and Andrew J. Way, dated as of June 3, 2015.
21.1	List of Subsidiaries.
99.1	Information Statement of Exterran Corporation, preliminary and subject to completion, dated as of October 6, 2015.

*
Previously filed.

†
Management contract or compensatory plan or arrangement.

††
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

QuickLinks

  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Shareholder Matters.
  Item 10. Recent Sales of Unregistered Securities .
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX